UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Millburn Multi-Markets Fund L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-54028	26-4038497
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Millburn Ridgefield Corporation 55 West 46th Street, 31st Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 203-625-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 1, 2019, May 1, 2019, June 1, 2019, July 1, 2019 and August 1, 2019, Registrant sold limited partnership interests in Registrant ("Interests") to existing and new limited partners of Registrant in transactions that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate consideration for Interests sold on April 1, 2019, May 1, 2019, June 1, 2019, July 1, 2019 and August 1, 2019 was $935,000, $1,101,300, $2,008,350, $502,500 and $9,731,000, respectively, in cash. The Interests were issued by Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the Interests were issued privately without general solicitation or advertising. In connection with the sales of the Interests described above, there were no underwriting discounts or commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019

Millburn Ridgefield Corporation,
General Partner of Millburn Multi-Markets Fund L.P.
(Registrant)

By:	/s/ Gregg Buckbinder
Gregg Buckbinder
President and Chief Financial Officer

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